SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2006

SITEL CORPORATION

(Exact Name of Registrant
as Specified in Charter)

MINNESOTA

(State or Other Jurisdiction of Incorporation)

1-12577	46-0684333
(Commission File Number)	(IRS Employer Identification No.)

7277 WORLD COMMUNICATIONS
DRIVE, OMAHA, NEBRASKA	68122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 963-6810

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 4, 2006, SITEL Corporation (the “Company”) entered into a Settlement Agreement (the “Agreement”) with JANA Investors LLC (“JANA”), Kelvin C. Berens and George J. Kubat concerning, among other things, the appointment of directors to the Company’s Board of Directors and certain restrictions on JANA’s voting at meetings of the Company’s shareholders and other activities by JANA. JANA is the beneficial owner of an aggregate of 10,676,665 shares of Common Stock of the Company, representing approximately 14.5% of the outstanding Common Stock of the Company. A copy of the press release announcing the execution of the Agreement was issued by the Company and JANA and is attached as Exhibit 99.1 to this Form 8-K. A copy of the Agreement is attached as Exhibit 10.1 and incorporated by reference herein.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 4, 2006, Rohit M. Desai resigned as a Class I member of the Board and the remaining members of the Board appointed Mr. Desai to fill the vacancy in Class II with a term to expire at the annual meeting of stockholders to be held in 2006.  Immediately following the appointment of Mr. Desai, David J. Hanger resigned as a Class III member of the Board and George J. Kubat resigned as a Class II member of the Board. The remaining members of the Board then appointed Mr. Hanger to fill the vacancy in Class II with a term to expire at the annual meeting of stockholders to be held in 2006 and Mr. Kubat to fill the vacancy in Class III with a term to expire at the annual meeting of stockholders to be held in 2007. After the appointment of Mr. Kubat and Mr. Hanger, Kelvin C. Berens resigned as a Class II member of the Board. The remaining members of the Board then appointed Robert H. Getz to fill the vacancy in Class I and Stephen L. Key to fill the vacancy in Class II. In addition, the Board expects to name Mr. Getz to its Audit Committee and Compensation Committee and Mr. Key to its Audit Committee and Nominating/Corporate Governance Committee.

The foregoing actions were taken in connection with the Agreement described in Item 1.01.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits:

10.1	Settlement Agreement dated as of August 4, 2006 between SITEL Corporation and JANA Partners LLC.

99.1	Press release of SITEL Corporation and JANA Partners LLC dated August 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL CORPORATION

Date:	August 8, 2006	By:	/s/ Jorge A. Celaya
			Name:	Jorge A. Celaya
			Title:	Chief Financial Officer